UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2007
CADENCE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33103	41-2142317
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12481 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 436-1400

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(e) On January 24, 2007, the compensation committee (the “Committee”) of the Board of Directors of Cadence Pharmaceuticals, Inc. (the “Company”) established performance goals for the payment of bonuses for the 2007 fiscal year under the Company’s 2006 equity incentive award plan (the “Plan”). The Committee determined that the individual bonus awards for 2007 would be based on eight performance goals. The performance goals relate to the following categories: (i) advancement of the Company’s clinical development programs, (ii) achievement of business development objectives, and (iii) achievement of certain corporate organizational and infrastructure objectives.
     The above description of the Company’s 2007 bonus program under the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which was filed by the Company as Exhibit 10.5 to its Registration Statement on Form S-1, as amended (No. 333-135821).
     Additional information regarding compensation of the named executive officers, including the factors considered by the Committee in determining actual compensation, will be included in the Company’s 2007 proxy statement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2007	CADENCE PHARMACEUTICALS, INC.

	By: Name:	/s/ William R. LaRue William R. LaRue
	Title:	Senior Vice President, Chief Financial
Officer, Treasurer and Secretary